Exhibit 99.1

FOR IMMEDIATE RELEASE

28 October 2009

For Additional Information:

Cecil Whitmore
Investor Relations
Littlefield Corporation
512-476-5141 PH
512-476-5680 FX
cwhitmore@littlefield.com

Littlefield Corporation Announces
 Record Q3 2009 Revenue

Littlefield Corporation (OTCBB: LTFD) today announced results for the third quarter of 2009. It should be noted the third quarter is seasonally a weaker quarter due to the weakness experienced primarily in July and August.

The Company achieved a record level of revenue from continuing operations which increased 5% over the comparable prior year quarter; the new record was mainly attributed to the contribution of acquired halls coupled with continued relatively stable performance throughout its regional bingo operations.

The Company’s income from continuing operations improved by almost $500,000 over the prior year.  This improvement narrowed the Company’s loss from continuing operations from approximately $600,000 in Q3 2008 to approximately $120,000 in the current quarter.

The earnings improvement was created by the record revenue in conjunction with company-wide restructuring initiatives which included closing certain under-performing operations.

The Company’s Entertainment business is referred to as “continuing” operations and the Hospitality segment divested in the second quarter of 2009 is referred to as “discontinued” operations in this report.
The Q3 2009 results include approximately $271,000 of notable items:  $303,000 of expense associated with the start-up of new halls and re-openings at halls in Texas, $73,000 of legal expense for South Carolina, Florida, Texas and its Furtney litigation and $17,000 for non-cash stock-based compensation which were partially offset by a $122,000 reduction of estimated prior year reserve for incentive compensation.  The Company continues to reduce the negative impact of the Texas start-up operations. Its legal fees should be more manageable with settlement of the South Carolina Department of Revenue cases reported in the second quarter.  The Company expects the Furtney litigation to conclude this calendar year.

The Q3 2008 results included approximately $628,000 of notable items: $476,000 of expense from Texas start-ups and re-openings, $69,000 from legal expense related to South Carolina and Texas and its Furtney litigation, $70,000 of consideration related to acquisitions and $13,000 for non-cash stock-based compensation expense.

HIGHLIGHTS

Highlights of the third quarter compared to the prior year follow; for comparability these have been adjusted to exclude the Hospitality business which is classified as discontinued operations:

1.	Total consolidated Q3 2009 revenue was a record $2,205,577, up $102,356 or 5% from last year.

2.
Total consolidated Q3 2009 gross profit including the noted items was $472,517, up $324,255 or 219% versus 2008 mainly from the contribution of acquisitions in South Carolina and the effect of restructuring actions taken including the closure of certain under-performing halls in Texas.

3.	Excluding the effects of start-up activities gross profit was $776,168, up $152,323 or 24% over the prior year.

4.	Total gross profit margin expanded to 21% of revenue from 7% of revenue in 2008.

The following report is based upon unaudited financial statements.

REVENUE
	Q3 2009	Q3 2008	Variance	% Change
LTFD Corporation	$2,205,577	$2,103,221	$102,356	5%
Entertainment	2,187,386	2,078,799	108,587	5%
Other	18,191	24,422	$(6,231)	NM
The increase in Entertainment revenue largely represents the contribution of revenue from new halls acquired since the beginning of last year in South Carolina. Other revenue reflects ancillary revenue not included in Entertainment.

The trend of quarterly year-over-year revenue changes has been as follows:

TREND OF REVENUE CHANGES	Q1 2004	Q2 2004	Q3 2004	Q4 2004	Q1 2005	Q2 2005	Q3 2005	Q4 2005
Entertainment	(6%)	1%	15%	11%	10%	5%	(1%)	14%

TREND OF REVENUE CHANGES	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007
Entertainment	21%	18%	12%	7%	7%	9%	17%	(2%)

TREND OF REVENUE CHANGES	Q1 2008	Q2 2008	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009
Entertainment	(4%)	(5%)	(2%)	12%	25%	14%	5%

The trend of revenue changes correlates closely with the recessionary trends of the American economy and the effect of renovations and start-up of halls in Texas.  Though revenues have begun to improve in Q4 2008 and thereafter, it is important to remember the Company made several acquisitions which have contributed to the growth of revenues.

GROSS PROFIT

	Q3 2009	Q3 2008	Variance	% Change
LTFD Corporation	$472,517	$148,262	$324,255	219%
Entertainment	454,326	123,840	330,486	267%
Other	18,191	24,422	$(6,231)	NM
Gross profit % excluding start-up activities	36%	30%
Gross profit %	21%	7%

The Entertainment gross profit increase was mainly attributed to the contribution of acquisitions, certain hall closures and cost reductions including a reduction of staff associated with the discontinued halls.

CORPORATE OVERHEAD

	2009	2008	Variance	% Change
THIRD QUARTER	$531,975	$491,759	$40,216	8%

The net increase in corporate overhead reflected a staff reduction offset by certain compensation changes, higher third-party fees and increased property taxes / insurance.

INCOME (LOSS) and BASIC EPS FROM CONTINUING OPERATIONS

	2009	2008	Variance
Q3 Income (loss) excluding noted items	$151,846	$29,949	$121,897
Q3 Income (loss)	$(119,253)	$(597,775)	$478,522
Q3 Basic Earnings (loss) per share	$(0.01)	$(0.04)	$0.03
Q3 Basic weighted average shares outstanding	18,059,657	16,754,901	1,304,756

The improvements in continuing operations reflect the gross profit changes noted above.

NET INCOME (LOSS) and BASIC EPS (INCLUDING DISCONTINUED OPERATIONS)

	2009	2008	Variance
Q3 Net Income (loss)	$(97,951)	$(759,082)	$661,131
Q3 Basic Earnings (loss) per share	$(0.01)	$(0.05)	$0.04
Q3 Basic weighted average shares outstanding	18,059,657	16,754,901	1,304,756

Jeffrey L. Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:

“Our Entertainment business continues to reflect the accretive impact of prudent acquisitions, limited signs of recovery especially in South Carolina which a year ago was significantly impacted by the economic downturn and continued overall stability in the Texas operations.

We achieved a new record level of revenue again this quarter. This result is noteworthy particularly given the continuing challenges encountered each day in the marketplace. The economy is really not providing much encouragement or help.

We remain focused on initiatives to improve our margins through both operational savings as well as revenue growth. Barring unforeseen changes I am optimistic the favorable trends will continue.

I would like to thank the employees of the Company for their continued dedication and efforts to attain these favorable results despite challenging economic conditions.

I look forward to answering your questions during the Conference Call on Friday.”

Earnings will be discussed in a conference call on Friday, October 30, 2009, at 11:00 AM CST.  Interested parties may participate by calling (877) 407-9205 and requesting the Littlefield Earnings Conference Call.

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company’s performance in a single quarter or the individual opinions of any member of the Company’s management in making their individual investment decisions.

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

In addition to disclosing results determined in accordance with GAAP, the Company discloses three non-GAAP financial measures: gross profit excluding start-up activities, corporate overhead and income (loss) from continuing operations excluding noted items. Management includes these non-GAAP financial measures to assist investors in assessing the Company’s operational performance and considers such non-GAAP measures to be important supplemental measures of performance. The Company presents these non-GAAP results as a complement to results provided in accordance with GAAP. Management uses these non-GAAP measures to manage and assess profitability and performance, to assist the public in measuring the Company’s performance, to allocate resources and relative to historical performance, to enable comparability between periods.

Gross profit	Q3 2009	Q3 2008
Gross profit (GAAP basis)	$472,517	$148,262
Hall start-up activities	303,651	475,583
Gross profit (non-GAAP basis)	$776,168	$623,845

Corporate overhead	Q3 2009	Q3 2008
General and administrative expenses (GAAP basis)	$642,771	$675,117
Stock-based compensation	(16,665)	(12,964)
Noted legal expenses	(72,783)	(69,177)
Depreciation and amortization	(21,348)	(31,217)
Acquisition consideration	---	(70,000)
Corporate overhead (non-GAAP basis)	$531,975	$491,759

Income (loss) from continuing operations	Q3 2009	Q3 2008
Operating income (loss) (GAAP basis)	$(119,253)	$(597,775)
Hall start-up activities	303,651	475,583
Stock-based compensation	16,665	12,964
Noted legal expenses	72,783	69,177
Reduction of prior year reserve for incentive compensation	(122,000)	---
Acquisition consideration	---	70,000
Income (loss) excluding noted items (non-GAAP basis)	$151,846	$29,949

In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company’s Securities and Exchange Commission filings and reports.

30